CERTIFICATE OF INCORPORATION
                                       OF
                             MERCURY FINANCE COMPANY


          FIRST:  The name of the Corporation is

                             MERCURY FINANCE COMPANY

          SECOND: The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) all of which shall be Common Stock of the par value of $1.00 per share ("Common Stock").

          The designations, voting powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above class of stock and other general provisions relating thereto shall be as follows:

          (a) Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

          (b) Subject to the provisions relating to all classes of stock having prior rights as to dividends at the time outstanding, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors out of the assets of the Corporation legally available therefor.

          (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after the payment in full of all preferential amounts to which the holders of outstanding shares of all classes of stock having prior rights at the time shall be entitled, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to such stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

          (d) No holder of shares of the Common Stock of the Corporation shall have preemptive rights or otherwise be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, nor or hereafter authorized, but any such stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders.
     The Board of Directors may provide for payment therefor to be received by the Corporation in cash, personal property, real property (or leases thereof) or services. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered, shall be deemed fully paid and not liable to any further call or assessment.

          FIFTH:  The name and mailing address of the incorporator are:

          Name                               Mailing Address

Michael D. Stronberg                         800 David Street
                                        Evanston, Illinois  60204

          SIXTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

          SEVENTH: The number of directors constituting the Board of Directors shall be that number as shall be fixed by the By-Laws of the Corporation.

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

EIGHTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors;

          (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

          Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

NINTH:

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, advisory director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a person who is or was a director, officer, employee or agent of the Corporation, or a director, advisory director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise with which he is or was serving at the request of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subparagraphs (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, advisory director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said subparagraphs (a) or
     (b). Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation pursuant to this Article Ninth.

          (f) The indemnification provided by this Article Ninth shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The Corporation may purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of Section 145 of the General Corporation Law of the State of Delaware.

          (h) For the purposes of this Article Ninth references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this subparagraph with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          (i) The invalidity or unenforceability of any provision of this Article Ninth shall not affect the validity or enforceability of the remaining provisions of this Article Ninth.

          TENTH: No director or advisory director of the Corporation or any of its subsidiaries shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.

          TWELFTH: The Corporation elects not be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   /s/ Michael D. Stronberg
                                       Michael D. Stronberg

STATE OF ILLINOIS   )
                    )
COUNTY OF COOK )


          I, Theresa A. Davies, a notary public in and for the county and state aforesaid, DO HEREBY CERTIFY that Michael D. Stronberg appeared before me this day in person and acknowledged that he signed the foregoing instrument as his free and voluntary act and as the free and voluntary act of said Corporation, for the uses and purposes therein set forth.

                                   /s/ Theresa A. Davies
                                       Notary Public

[NOTARY PUBLIC SEAL]



                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                         FIRST ILLINOIS FINANCE COMPANY
                                      INTO
                             MERCURY FINANCE COMPANY
                         (PURSUANT TO SECTION 253 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)


          Mercury Finance Company, a corporation incorporated on the twenty-second day of November, 1988 pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all of the capital stock of First Illinois Finance Company, a corporation incorporated under the laws of the State of Illinois, and that this corporation, by resolution of its board of directors duly adopted at a meeting held on the twelfth day of May, determined to and did merge into itself said First Illinois Finance Company which resolution is in the following words to wit:

          WHEREAS, this corporation lawfully owns all the outstanding stock of First Illinois Finance Company, a corporation organized and existing under the laws of Illinois, and

          WHEREAS, this corporation desires to merge into itself the said First Illinois Finance Company and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

          NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself, and it does hereby merge into itself said First Illinois Finance Company and assumes all of its liabilities and obligations, and

          FURTHER RESOLVED, that the president or a vice-president, and the secretary or treasurer of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a certificate of ownership setting forth a copy of the resolution, to merge said First Illinois Finance Company and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

          FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in anywise necessary or proper to effect said merger.

          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its president and attested by its secretary, and its corporate seal to be hereto affixed, the twelfth day of May, 1989.

                                   By:  /s/ John N. Brincat
                                             John N. Brincat, President

ATTEST:

/s/ James A. Doyle
    James A. Doyle, Secretary

(Seal)



                             MERCURY FINANCE COMPANY

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


          Mercury Finance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation on January 11, 1991 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article Fourth of the Certificate of Incorporation of Mercury Finance Company be amended so that, as amended, said Article shall be and read in its entirety as follows:

          FOURTH: The total number of shares of all class of stock which the Corporation shall have authority to issue is Ninety Million (90,000,000) all of which shall be Common Stock of the par value of $1.00 per share ("Common Stock").

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, at a meeting of the stockholders of the Corporation on April 8, 1991 called and held upon proper notice, a majority of the stockholders of the Corporation affirmatively voted in favor of said amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Mercury Finance Company has caused this certificate to be signed by John N. Brincat, its President and James A. Doyle, its Secretary, this third day of May, 1991.

                                   By:  /s/ John N. Brincat
                                          President

                                   Attest:  /s/ James A. Doyle
                                              Secretary



                             MERCURY FINANCE COMPANY

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


          Mercury Finance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation on January 10, 1993 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article Fourth of the Certificate of Incorporation of Mercury Finance Company be amended so that, as amended, said Article shall be and read in its entirety as follows:

          FOURTH: The total number of shares of all class of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) all of which shall be Common Stock of the par value of $1.00 per share ("Common Stock").

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, at a meeting of the stockholders of the Corporation on April 5, 1993 called and held upon proper notice, a majority of the stockholders of the Corporation affirmatively voted in favor of said amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Mercury Finance Company has caused this certificate to be signed by James A. Doyle, its Senior Vice President, and Sheila M. Tilson, its Assistant Secretary, this 28th day of April, 1993.

                                   By:  /s/ James A. Doyle
                                          Senior Vice President

                                   Attest:  /s/ Sheila M. Tilson
                                             Assistant Secretary



                             MERCURY FINANCE COMPANY

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


          Mercury Finance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Corporation"),

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation on January 5, 1996 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article Fourth of the Certificate of Incorporation of Mercury Finance Company be amended so that, as amended, said Article shall be and read in its entirety as follows:

          FOURTH: The total number of shares of all class of stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) all of which shall be Common Stock of the par value of $1.00 per share ("Common Stock").

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, at a meeting of the stockholders of the Corporation on April 15, 1996 called and held upon proper notice, a majority of the stockholders of the Corporation affirmatively voted in favor of said amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Mercury Finance Company has caused this certificate to be signed by James A. Doyle, its Senior Vice President, and Sheila M. Tilson, its Assistant Secretary, this 25th day of April, 1996.

                                   By:  /s/ James A. Doyle
                                          Senior Vice President

                                   Attest:  /s/ Sheila M. Tilson
                                             Assistant Secretary